Exhibit 99.1

Gladstone Land Corporation Announces Redemption of all Outstanding Shares of Its Series D Preferred Stock

MCLEAN, Va., January 6, 2026 – Gladstone Land Corporation (Nasdaq: LAND) (the “Company”) today announced the redemption of all of the outstanding shares of its 5.00% Series D Cumulative Term Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”). A notice of redemption will be sent to all registered holders of Series D Preferred Stock, with a redemption date of January 30, 2026. The Series D Preferred Stock will be redeemed at a price equal to $25.100695 per share, representing the payment of the liquidation preference of $25.00, plus an amount equal to accrued and unpaid dividends to but excluding January 30, 2026 in the amount of $0.100695 per share.

The Series D Preferred Stock (Nasdaq: LANDM; CUSIP No. 376549507) is held in book-entry form through The Depository Trust Company (“DTC”) and will be redeemed in accordance with the procedures of DTC. After the redemption date, shares of Series D Preferred Stock will no longer be outstanding and all rights with respect to such shares will cease and terminate, except the right to payment of the redemption price. Also in connection with the redemption, the Series D Preferred Stock will be delisted from trading on The Nasdaq Global Market.

Payment to DTC will be made by Computershare, the Company’s redemption agent for the Series D Preferred Stock. Questions regarding redemption of the Series D Preferred Stock or the procedures therefor may be referred to Computershare at 150 Royall Street, Canton, MA 02021, Attn: Corporate Actions, Telephone No.: (855) 396-2084.

This press release does not constitute a notice of redemption under the Articles Supplementary governing the Series D Preferred Stock and is qualified in its entirety by reference to the notice of redemption issued by the Company.

About Gladstone Land Corporation:

Founded in 1997, Gladstone Land is a publicly traded real estate investment trust that acquires and owns farmland and farm-related properties located in major agricultural markets in the U.S. The Company currently owns 144 farms, comprised of approximately 99,000 acres in 14 different states and over 55,000 acre-feet of water assets in California. Gladstone Land’s farms are predominantly located in regions where its tenants are able to grow fresh produce annual row crops, such as berries and vegetables, which are generally planted and harvested annually. The Company also owns farms growing permanent crops, such as almonds, blueberries, figs, olives, pistachios, and wine grapes, which are generally planted every 20-plus years and harvested annually. Over 30% of the Company’s fresh produce acreage is either organic or in transition to become organic, and nearly 20% of its permanent crop acreage falls into this category. Gladstone

Land pays monthly distributions to its stockholders and has paid 155 consecutive monthly cash distributions on its common stock since its initial public offering in January 2013. The current per-share distribution on its common stock is $0.0467 per month, or $0.5604 per year. Additional information, including detailed information about each of the Company’s farms, can be found at www.GladstoneLand.com.

Forward-Looking Statements

All statements contained in this press release, other than historical facts, may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. Readers should not rely upon forward-looking statements because the matters they describe are subject to known and unknown risks and uncertainties that could cause the Company’s business, financial condition, liquidity, results of operations, funds from operations or prospects to differ materially from those expressed in or implied by such statements. Such risks and uncertainties are disclosed under the captions “Forward-Looking Statements” and “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on February 19, 2025, and our other filings with the SEC. The Company cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise except as required by law.

SOURCE Gladstone Land Corporation

For further information: Investor Relations, +1-703-287-5893